As filed with the Securities and Exchange Commission October 16, 2002
                                           SEC Registration No. 333-90682
____________________________________________________________________________

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                       FORM SB-2 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               AMENDMENT NO. 2

                      TECHNOLOGY CONSULTING PARTNERS, INC.
       -----------------------------------------------------------------
       (Exact Name of Small Business Issuer as Specified in its Charter)

          Colorado                    7371                    84-1605055
-------------------------  ----------------------------   -------------------
(State or Other Jurisdic-  (Primary Standard Industrial   (IRS Employer Iden-
 tion of Incorporation)     Classification Code Number)    tification Number)

            9282 South Fox Fire Lane, Highlands Ranch, Colorado 80129
                               (303) 683-1535
            ---------------------------------------------------------
                   (Address and Telephone Number of Principal
                Executive Offices and Principal Place of Business)

                         Frederick R. Clark, Jr., President
            9282 South Fox Fire Lane, Highlands Ranch, Colorado 80129
                               (303) 683-1535
           ---------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                             Jon D. Sawyer, Esq.
                               Krys Boyle, P.C.
   600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202
                               (303) 893-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
----------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                    Proposed       Proposed
Title of Each           Amount      Maximum        Maximum
Class of Secur-         to be       Offering       Aggregate    Amount of
ities to be             Regis-      Price          Offering     Registration
Registered              tered       per Unit       Price        Fee
----------------------------------------------------------------------------
Common Stock            250,000      $0.20         $50,000      $4.60
No Par Value(2)         Shares
----------------------------------------------------------------------------




The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.























































      PROSPECTUS         SUBJECT TO COMPLETION DATED OCTOBER 16, 2002
     ----------------------------------------------------------------


     The information in this Prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securi-ties and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                      TECHNOLOGY CONSULTING PARTNERS, INC.

                        250,000 Shares of Common Stock


          This is Technology Consulting Partners, Inc.'s initial public offering. We are offering 250,000 shares on a best efforts
     125,000 share minimum, 250,000 share maximum, basis. The public offering price of $.20 per share was arbitrarily determined. Our officers and directors will sell the offering with no compensation or remuneration. The shares will be offered until 90 days after the date of this Prospectus, and this date may be extended up to an additional 90 days. In the event the minimum number of shares is not sold, the proceeds will be promptly returned without interest.


          THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE
     "RISK FACTORS" STARTING ON PAGE 5.


          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           Offering       Selling        Proceeds
                            Price       Commissions     to Company
                           --------     -----------     ----------

     Per Share             $   .20         $ 0           $   .20
     Total Minimum         $25,000         $ 0           $25,000
     Total Maximum         $50,000         $ 0           $50,000


                              _________, 2002












                              TABLE OF CONTENTS

                                                                   PAGE

     Prospectus Summary ..........................................   3

     Risk Factors ................................................   5

     Dilution ....................................................   9

     Use of Proceeds .............................................  10

     Management's Discussion and Analysis or Plan of Operations ..  11

     Business ....................................................  12

     Management ..................................................  17

     Security Ownership of Management and Principal
       Shareholders ..............................................  20

     Transactions With Management and Others .....................  21

     Description of Securities ...................................  22

     Terms of Offering ...........................................  23

     Legal Matters ...............................................  24

     Experts .....................................................  24

     Additional Information ......................................  24

     Index to Financial Statements ...............................  F-1
























                                      2

                              PROSPECTUS SUMMARY

THE COMPANY

     Technology Consulting Partners, Inc. was incorporated in September 2001 as a Colorado corporation. As of the date of this Prospectus, most of our efforts have been devoted to organizing the corporation and raising approximately $120,000 in a private offering. During June 2002, we received our first consulting job which involved placing two consultants with Seimens Business Services. Our President has been spending time looking for potential work and spreading the word among his network of friends in the IT industry that we have formed this company. We are assembling a data base of persons in the Denver metropolitan area with IT experience who are interested in doing consulting work and then attempting to place these consultants with clients who are seeking to outsource IT work. The IT work could include entire projects, one time needs on special projects or supplementing a company's internal IT staff.

     Our offices are located at 9282 South Fox Fire Lane, Highlands Ranch, Colorado 80129, and our telephone number is (303) 683-1535.

OFFERING SUMMARY

     Securities Offered:       Minimum - 125,000 Shares
                               Maximum - 250,000 Shares

     Common Stock Presently
     Outstanding:              5,207,500 Shares

     The offering will be conducted by our two officers and directors, Rick Clark and James Watson on a best efforts, 125,000 share minimum, 250,000 shares maximum basis. Our officers and directors may purchase up to 20% of the shares sold, and such purchases could be made in order to reach the required minimum offering amount.

USE OF PROCEEDS

     We will use any proceeds we receive from the sale of the common stock for management salaries.

FINANCIAL SUMMARY

     The following financial summary should be read along with the financial statements and accompanying notes appearing elsewhere in this Prospectus.

     Summary Financial Data: The following table sets forth certain financial data and is qualified in its entirety by reference to the financial statements and notes thereto included in this Prospectus. The financial information for the period ended June 30, 2002, is derived from the audited financial statements included in the Prospectus.









     Balance Sheet Data:
                                                           At
                                                        June 30,
                                                          2002
                                                       -----------

       Current Assets                                   $  70,035
       Total Assets                                        70,035
       Current Liabilities                                  4,153
       Working Capital                                     65,882
       Stockholders' Equity                                65,882

     Statement of Operations Data:

                                                      October 1, 2001
                                                    (Inception) Through
                                                       June 30, 2002
                                                    -------------------

       Operating Expenses                               $ 450,768

       Net Loss                                          (450,768)

       Basic and Diluted Loss Per Share                     (0.09)
                                                        =========

       Weighted Average Common Shares Outstanding       4,966,000
                                                        =========

                                  RISK FACTORS

     Some of the statements contained in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. Factors that could cause the results to differ include the risk factors discussed below.

     Investing in the shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others:

WE HAVE NO OPERATING HISTORY AND THEREFORE IT IS DIFFICULT FOR AN INVESTOR TO EVALUATE AN INVESTMENT IN OUR STOCK.

     We formed the Company in September 2001 and we just obtained our first IT consulting client during June 2002. We have not signed agreements with any potential clients and we have generated only limited revenues. Because we have no operating history, it is difficult to evaluate our business and our prospects.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

     The opinion of Cordovano and Harvey, P.C., our independent auditors, states that our financial statements have been prepared assuming that we will continue as a going concern. It points out that we have suffered significant operating losses since inception, which raises a substantial doubt about our ability to continue as a going concern.

BECAUSE WE RELY ON RICK CLARK'S EXPERIENCE AND RELATIONSHIPS IN THE IT INDUSTRY, THE LOSS OF MR. CLARK COULD MATERIALLY HARM OUR BUSINESS AND OPERATING RESULTS.

     The operation and growth of our business will be substantially dependent on the effective service of our President, Rick Clark, the person who has developed our business plan, and who has the experience, expertise and industry relationship to carry it out. We do not intend to purchase "key person" life insurance on Mr. Clark. The loss of the services of Mr. Clark would have a material adverse effect upon our business, results of operation and financial condition.

THE DEMAND FOR IT CONSULTING SERVICES IS CURRENTLY VERY SLOW WHICH IS MAKING IT DIFFICULT FOR US TO DEVELOP OUR BUSINESS.

     Due to the general economic uncertainty and the concerns about further terrorist activities, IT users have been reducing their IT spending levels and delaying their purchases of IT products and services. This environment has made it very difficult for us to commence our business. There is no assurance when this environment will improve sufficiently to allow us to commence our business and grow it to a profitable level.

IF THE DEMAND FOR IT SERVICES INCREASES SIGNIFICANTLY, AND IF WE ARE NOT ABLE TO ATTRACT AND RETAIN QUALIFIED CONSULTANTS, OUR REVENUE AND PROFIT POTENTIAL WILL BE ADVERSELY AFFECTED.

     Our future success will depend in part on our ability to hire and provide adequate trained consultants who can fulfill the increasingly sophisticated needs of potential clients. The demand for IT consulting services is currently very slow and it is not difficult to attract qualified consultants. However, if the demand increases to the levels of the late 1990's, competition for consultants could be significant and we may have difficulty in attracting and retaining an optimal level of qualified consultants. In particular, competition can be intense for the limited number of qualified project managers and professionals with specialized skills, such as a working knowledge of certain sophisticated software. There can be no assurance that we will be successful in attracting and retaining the personnel we require to develop our business.

WE WILL BE SUBJECT TO PRICING AND MARGIN PRESSURE WHICH MAY CAUSE US TO LOSE CLIENTS OR OPERATE UNPROFITABLY.

     Many of our potential clients purchase information technology services primarily from a limited number of pre-approved vendors. In order to develop new client relationships, we must satisfy client requirements at competitive rates. Although we will continually attempt to lower our costs, there are other software services organizations and temporary placement agencies that provide the same or similar services at equal or lower costs. Furthermore, as competition intensifies between information technology services providers, there may be increased demand for qualified consultants resulting in upward market pressure on consultant compensation. Additionally, certain of our potential clients could require that their vendors reduce rates after services have commenced. There can be no assurance that we will be able to compete effectively on pricing or other requirements and, as a result, we could lose clients or be unable to operate profitably.

WE HAVE NO CONTRACTS AND ONLY ONE CLIENT, AND IF WE ARE NOT SUCCESSFUL IN OBTAINING MORE CLIENTS OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     We currently have no contracts with potential customers in place although we are doing work for one client without a written contract. Further, the very limited funding which will be available to us upon the successful completion of this offering, which is not assured, may not permit us to develop our business. There can be no assurance that any additional debt and/or equity financing, which may be required in addition to the funding anticipated from this offering in order for us to be able to implement our business plan, will be available to us. Therefore, we are dependent upon the efforts of our management to obtain the level of funding necessary in order to commence efforts to develop our market potential.

WE HAVE NO MARKETING ORGANIZATION WHICH MAY ADVERSELY AFFECT OUR LEVEL OF
SALES.

     Our success depends in large part upon our ability to identify and adequately penetrate the markets for our potential services. We lack the financial, personnel and other resources required to compete with our larger, better-financed competitors, and some of our competitors have much larger budgets for marketing, advertising and promotion. While we have commenced discussions with several potential clients, we presently have no signed contracts or agreements. Management believes, without assurance, that it will be possible for us to obtain a certain amount of business. However, we anticipate that our very limited finances and other resources could, nevertheless, be a determinative factor in the decision of any prospective client as to whether to become associated with us.

A MARKET FOR OUR SHARES MAY NEVER DEVELOP WITH THE RESULT THAT YOU MAY NEVER BE ABLE TO SELL YOUR SHARES.

     We are currently a private company so there is no public market for our common stock. If this offering is successful, we will attempt to list our common stock on the OTC Bulletin Board. We can provide no assurance that we will complete our public offering, and even if we do, there is no assurance that a market will develop in our common stock. Thus, investors in this offering have substantial risk that they may never be able to sell their shares. We also have no agreement with any broker/dealer to act as a market maker for our shares, and there is no assurance that we will be able to find a market maker.

WE DO NOT HAVE AN UNDERWRITER TO SELL OUR SHARES WHICH WILL MAKE IT MORE DIFFICULT TO ESTABLISH A MARKET IN OUR SHARES.

     Our shares will be offered by Rick Clark and James Watson, our officers and directors. We have not obtained an underwriter or selected broker/dealers to assist us in offering our shares. Our officers and directors have no experience in the offer and sale of securities, and, consequently, they may be unable to complete the sale of the shares without the assistance of a broker/dealer. In the event that we are able to complete the offering of our shares, the establishment of a market in our shares will be more difficult than it would have been with an underwriter, because there will be no broker/dealer which is familiar with our business until we are able to hold due diligence meetings with broker/dealer.

THE PURCHASE PRICE OF THE SHARES WAS ARBITRARILY DETERMINED AND THEY COULD BE WORTH LESS THAN THE PURCHASE PRICE.

     The offering price of the shares was determined by us and does not necessarily bear any relationship to our assets, book value, net worth or any other established criteria of value. The purchase price of the shares should not be regarded as indicative of the actual value of the shares being offered by us.

INVESTORS IN THIS OFFERING WILL SUFFER SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE OF THEIR SHARES.

     Purchasers of our shares will suffer substantial and immediate dilution of (i) $.1858 per share in pro forma net tangible book value per share, assuming the minimum shares are sold and (ii) $.1815 per share in pro forma net tangible book value per share assuming the maximum shares are sold.

POSSIBLE FUTURE ISSUANCES OF STOCK BY US WOULD HAVE A POTENTIAL ANTI-TAKEOVER EFFECT.

     We have authorized capital stock of 50,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of the date of this Prospectus, there were 5,207,500 shares of common stock issued and outstanding. Although, other than as disclosed herein, there are no present plans, agreements or undertakings with respect to our issuance of any shares of stock or related convertible securities, the issuance of any such securities by us could have anti-takeover effects insofar as such securities could be used as a method of discouraging, delaying or preventing a change in our control. Such issuance could also dilute the public ownership of us. Inasmuch as we may, in the future, issue authorized shares of common stock or preferred stock without prior stockholder approval, there may be substantial dilution to the interests of our stockholders. However, given that we are authorized to issue more stock, there can be no assurance that we will not do so. In addition, a stockholder's pro rata ownership interest in us may be reduced to the extent of the issuance and/or exercise of any options or warrants relating to the common stock or preferred stock. The issuance of additional shares of common stock may have the effect of rendering more difficult or discouraging an acquisition or change in our control.

THE STOCK IS CONSIDERED A PENNY STOCK AND INVESTORS MAY EXPERIENCE DIFFICULTY IN RESELLING THE SHARES.

     Our shares will be subject to Rule 15g-9 under the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. In addition, many states do not allow or place severe restrictions on the resale of penny stocks. As a result, you may never be able to sell the shares you purchase in this offering.

WE HAVE A LARGE NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE WHICH COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

     We currently have 5,207,500 shares outstanding and the following is a breakdown of these shares:

           * Free Trading            No Shares
           * Restricted:
              Eligible for
               sale under Rule
               144 commencing
               in September 2002     4,000,000 Shares
              Eligible for sale
               under Rule 144
               beginning in
               November 2002         1,207,500 Shares
                                     ---------
           * Total Restricted
              Shares                 5,207,500 Shares

     We are unable to predict the effect that sales made in this offering or under Rule 144 may have on the then prevailing market price of our shares. It is likely that market sales of large amounts of these or other shares (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of our shares.

     In general, under Rule 144 a person who has satisfied a one year holding period, may sell within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years.



                                   DILUTION

     As of June 30, 2002, the net tangible book value of our common stock was $65,882 or $.0127 per share. Net tangible book value per share represents the amount of our tangible assets less the amount of our liabilities divided by the number of shares of common stock outstanding. Dilution is the difference between the offering price of $.20 and the net tangible book value per share immediately after the offering.

     Based on a price per share of $.20 to investors in this offering, the following table illustrates the approximate dilution to be incurred by public investors:

                                                   Maximum      Minimum
                                                   -------      -------

     Net Tangible Book Value per share before
       offering                                    $.0127       $.0127

     Net Tangible Book Value per share after
       offering                                    $.0185       $.0142

     Increase per share attributable to pay-
       ments by new investors                      $.0058       $.0015

     Dilution of Net Tangible Book Value
       per share to new investors                  $.1815       $.1858

     Dilution per share as percentage of
       price to new investors                       90.8%        92.9%

     The following table summarizes the comparative ownership and capital contributions of existing shareholders and investors in this offering assuming the maximum and minimum number of shares offered hereby are sold:

                                              Maximum

                                                                   Percent
                                    Percent         Total          of Total        Average
                         Shares     of Total    Consideration    Consideration      Price
                         Owned       Shares         Paid             Paid          Per Share
                       ---------    --------    -------------    --------------    ---------
Current Shareholders   5,207,500     95.4%         $131,750          72.5%           $.03
New Shareholders         250,000      4.6%         $ 50,000          27.5%           $.20


                                              Minimum

                                                                   Percent
                                    Percent         Total          of Total        Average
                         Shares     of Total    Consideration    Consideration      Price
                         Owned       Shares         Paid             Paid          Per Share
                       ---------    --------    -------------    --------------    ---------

Current Shareholders   5,207,500     97.7%         $131,750          84.1%           $.03
New Shareholders         125,000      2.3%         $ 25,000          15.9%           $.20

                               USE OF PROCEEDS

     The net proceeds to be realized from this offering, after deducting offering expenses payable by us which have not yet been paid, will approximate $35,000 if the maximum offering is sold and $10,000 if the minimum offering is sold. Management anticipates the net proceeds will be used substantially as follows:

                                                 Minimum      Maximum
                                                 -------      -------

          President's Salary (1)                 $10,000      $10,000
          Consultants' Salaries                     -          25,000
                                                 -------      -------
          Total                                  $10,000      $35,000
                                                 =======      =======

(1)  Our President's salary is $3,250 per month.


     We had approximately $51,250 in cash on hand as of August 15, 2002, and receivables of approximately $19,000. These funds will be combined with the proceeds of this offering to fund our operations.

     Management anticipates that upon completion of at least the minimum offering, the proceeds will satisfy our projected cash requirements for at least the next twelve months.

     Pending utilization, management intends to make temporary investment of the proceeds in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper or government obligations. Such investment in interest-bearing assets, if continued for an excessive period of time within the definition of the Investment Company Act of 1940, could subject us to classification as an "investment company" under the Act and to registration and reporting requirements thereunder.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     We commenced operations on October 1, 2001. During June 2002, we received our first consulting job which involved placing two consultants with Seimens Business Services. During the period from October 1, 2001 through August 15, 2002 we incurred approximately $468,750 of expenses, of which $400,000 represented stock based compensation. The remaining funds were spent as follows: President's salary and payroll taxes - $39,359; consultant's payroll and taxes - $10,704; legal and accounting - $14,450; and miscellaneous operating expenses - $4,240. During the first eight months, most of our efforts were devoted to organizing the corporation and raising approximately $120,000 in a private offering. Since March 2002, our President has spent most of his time talking to potential clients about their IT needs and spreading the word among his network of friends and acquaintances in the industry that we had formed this company.

     The only significant item of fixed overhead that we have is our President's salary which is $3,250 per month. We have hired a sales person but he is compensated based on commissions on sales generated through his efforts.

     When we sign a contract with a client for IT consulting services, we will bring in the consultants in one of two ways. If the contract is a long term contract we may hire the consultant(s) as employees; or we may retain the consultant(s) as independent contractors. In either case, we do not intend to start incurring the overhead until we have a signed contract with a client requesting our IT consulting services. We may also set up offices in an executive suites arrangement where our rent would be no more than $1,000 per month. We do not intend to do this until we have started generating revenue or we have a signed contract or confirmed business with a potential customer.

     We will not be spending any money on research and development and the only equipment we expect to purchase is a computer.

     As of August 15, 2002 we had approximately $51,250 in cash on hand. We expect that this will satisfy our cash requirements for at least the next 12 months, even if we are unsuccessful with this initial public offering. The proceeds from this offering will not have a significant impact on our proposed business activities, but they could extend the time we will be able to remain in business if we are unable to obtain sufficient business to produce positive cash flow. We intend to keep our monthly overhead to a minimum until we start generating revenues, and even then, our fixed overhead should not increase significantly. If and when we are generating revenue, most of our overhead is expected to be variable and tied directly to the costs of the consultants we are hiring to fulfill the client contracts. As our business increases, our capital needs will increase because of the need to pay our consultants bi-weekly when we may not be paid by our clients until later.

     Our President has been in discussions with at least four potential clients in addition to Siemens Business Services who are expected to require IT consulting services sometime in the near future. None of these discussions have been finalized and these companies cannot commit to hiring us until their businesses improve and their managements release the funding for the work. At this point we have no way of knowing how soon this will be.

     There is no guarantee that we will be successful in obtaining any further business or customer contracts, and even if we do there is no guarantee that we will generate a sufficient level of business that we will have a positive cash flow. If not, we would need to attempt to raise additional capital through the sale of stock in a private offering or possibly through borrowings from private individuals or institutions .There is no guarantee that we will be able to raise such funds.

                                  BUSINESS

GENERAL

     TCP was incorporated in September 2001 as a Colorado corporation. As of the date of this Prospectus, most of our efforts have been devoted to organizing the corporation and raising approximately $120,000 in a private offering. During June 2002, we received our first consulting job which involved placing two consultants with Siemens Business Technologies. Our President has been spending time looking for potential work and spreading the word among his network of friends in the IT industry that we have formed this company. We are assembling a data base of persons in the Denver metropolitan area with IT experience who are interested in doing consulting work and then placing these consultants with clients who are seeking to outsource IT work. The IT work could include entire projects, one time needs on special projects or supplementing a company's internal IT staff.

     Frederick R. Clark, Jr., our President, has over 10 years experience in the IT industry. We will take advantage of Mr. Clark's local industry relationships, experience and capabilities of Mr. Clark.

THE INFORMATION TECHNOLOGY CONSULTING INDUSTRY

     Information Technology consulting is the provision of knowledge and experience in the form of highly skilled individuals. It is about helping clients achieve IT goals and implement successful IT projects that they would be unable to achieve on their own.

     Today's corporations depend on Information Technology regardless of whether or not they are an Information Technology business. Information Technology has become integrated into most aspects of their business and without regular upgrades and implementations of new technology these corporations are likely to fall behind their competitors. Even with this consistency of need most companies are ill equipped to handle their IT requirements. They are lacking either the expertise or the manpower or both. That is where IT consultants come into play. They provide both the expertise and the manpower.

     Companies sometimes have large projects, which require a temporary increase in their IT workforce or they have occasional needs for an IT person but they can't justify a full time person and staff. These needs are best met by consulting companies who can gather the talent and expertise necessary to supplement their workforce.

     The traditional methods of hiring a full time IT person usually require a pass through the Human Resource department. The same HR person who is in charge of hiring the receptionist is also in charge of hiring the software developers and system analysts. The focus and resources necessary to hire qualified employees are often lacking.

     They are also competing against consulting companies for the same individuals, but they cannot offer the same work incentives. Consulting companies offer a freedom and flexibility that cannot be achieved in a traditional employment situation. They offer their consultants the ability to be placed on new cutting edge projects, to be removed from corporate instability via layoffs and cutbacks, and to receive better compensation.

    Our ability to find and retain the best people will be the key to our success. We intend to build on our industry relationships to attract excellent clients and consultants.

     Our relationships are with the hiring managers within the IT departments of several companies in the Denver metropolitan area. These are all informal relationships and there is no assurance that these relationships will lead to any new business. We also have relationships with several IT recruiters who can help us find consultants.

BUSINESS OVERVIEW

     We provide IT consulting services by providing consultants who typically work on the client sites. These consultants assist the client with planning, system architecture, implementation, project management, software programming and development, maintenance of computer networks, quality assurance, testing, and database administration and development.

     We attempt to instill in our consultants an attitude of professionalism with the objective that our clients will perceive us as a partner instead of merely as a vendor. We also attempt to foster loyalty between our consultants and us which we hope will help develop some loyalty between us and our clients.

     A service company is only as good as the people who work for it and the people who work for it can only be as good as the company allows them to be. We attempt to hire the best people and create a work environment and corporate culture that allows them to excel.

     Our only consulting project to date has been with Siemens Business Services. We provide Siemens with our consultants per their request on an as needed basis. Our consultants work on site and must have their timesheets approved by a Siemen's manager. We bill them biweekly with payment due in 15 days. A separate purchase order is issued for each of our consultants they use, and each consultant has his or her own negotiated rate. The two persons who have worked on this project thus far have the rates of $45.00 and $65.25 per hour. The agreement with Siemens is verbal and it has no term. We are unable to state with any certainty how long they will continue to use our services on this or other projects.


SERVICES WE OFFER

     PROJECT CONSULTING:

     Sometimes an increase in a potential client's staff isn't necessary, but high-level advice is. We will provide the outside opinions and expertise necessary for IT projects to be more successful.

     STAFF AUGMENTATION:

     Our professionals will go to the client site and work on projects under the client's direction as consultants. Our consultants are expected to integrate seamlessly with the client's staff and provide both expertise and manpower during nonpermanent increases in staffing levels and for unfilled permanent positions in certain skill sets.

     PROJECT OUTSOURCING:

     Some companies are just not equipped to handle all of their IT projects and/or do not want to become experts in software development just because they cannot find an off-the-shelf solution for a specialized need.

     We can outsource entire software development projects. Our professionals can gather the client's requirements and develop the software on or off site depending on the client's preference.

     KNOWLEDGE TRANSFER:

     In addition to performing the work required on our consulting assignments, we also attempt to educate the employees of the client concerning the work we are doing. This helps the clients understand and use the IT solutions we have put into place. We do this for the purpose of helping the employees gain understanding and independence, which in turn we believe will increase client satisfaction and build loyalty with us.

MARKET STRATEGIES

     MARKET PENETRATION

     The Denver metropolitan area is our primary market. If any of the national companies request the services of our consultants at locations outside of the Denver area, we would normally try to provide the consultants if we have consultants in the Denver area who are willing to travel to the required location.

     There are two segments to our business: sales to potential clients and recruiting of consultants. Each one is equally important and market penetration on both fronts is necessary to have a successful IT consulting company. This is a business that is developed through relationships and referrals much more than it is developed through advertising.

     TCP, through the ten years of experience of our President has a large number of current contacts in both the client and consultant arenas. We will rely on these relationships to attempt to obtain clients and hire consultants. Initial contacts have already been made in these arenas. We have a database of clients and consultants with whom our President enjoys good relationships and who have indicated a willingness to do business with TCP or come to work for us if and when the demand exists. We have no formal agreements with any of the consultants and companies.

     There are many consultants with whom we have had relationships in the past that are currently employed and are not interested in finding a new job. They are, however, willing to assist us from a relationship standpoint from the inside of their current employers. These individuals may be aware of potential opportunities at their current employers as well as within the Denver metro area market. Their good word can allow for the entry into a new client. None of these persons are employees of the Company and we currently have no plans to compensate them for any referrals they provide.

BUSINESS MODEL AND PRICING

     REQUIREMENTS AND CONSULTANTS

     We will gather a client's requirements for IT professionals through our relationships with the client's IT managers. We will then match our potential consultants with these requirements. If we do not know a consultant that matches the client's requirement then we will attempt to recruit one.

     We maintain relationships with many potential consultants, but will only hire or enter into a contractual relationship with them if they can fill an immediate client requirement. Therefore, we will not incur the labor cost unless we have immediate revenue generation for that consultant. In turn, we will not retain any employee unless there is an assignment for them.

     Once a consultant is in our employment, we will work diligently to keep that individual. Our client network will be established in such a fashion that there is a consistency in the types of consultants who are needed. This will make our consultants as reusable as possible.

     DELIVERY

     We will typically provide the services of our consultants through a master contract with the client. The master contract is a document generated by the client, and the terms are primarily dictated by the client. In these cases, when we are hired by the client, we are placed on the client's vendor list and we become subject to the terms of their master contract. In other cases, we will simply be added to the vendor list and be assigned a purchase order number. This purchase order number is included on our invoices along with client approved consultant timesheets for the hours worked. This is how our current client, Siemens Business Services, operates.

     GROWTH

     It is very important that the first consultant that goes on billing at a client attempts to establish a good relationship on-site with the client. If so, then one good consultant could lead to a strong, well-staffed account if the potential for growth is there.

     Along with the sales representative, the first consultant not only performs that assignment for which he is contracted, but also stays alert for new opportunities. This is also stressed to every consultant that goes on billing.

     BILLING RATES AND COST

     Billing rates are not standardized in the IT consulting industry. They are negotiated separately for each assignment. The factors contributing to the determination of these rates are cost of labor, budget restrictions, length of contract and competition. The billing rates we will set are intended to establish long-term relationships and with the understanding that volume and longevity will be more profitable and stable over the long run. We believe that we can provide a quality of consultant equal to the consultants typically provided by the largest accounting firms but at a lower billing rate. We believe we can provide a lower billing rate because we have much less overhead to support than the large accounting firms. These rates will still be higher than the specialty shop rates, but we believe the quality of our consultants will be higher than is provided by the specialty shops.

     The negotiated rates we will pay our consultants will allow for the ongoing placement of that individual but will be higher than he would likely receive elsewhere. This is significant because it allows us to retain our consultants but not at a cost that keeps them from being placed on new assignments for an acceptable profit.

COMPETITION

     The IT consulting industry is very competitive and there are a variety of companies in the industry. The level of service and the methods in which it is provided varies significantly. Competitors range from temporary agencies to the largest accounting firms (sometimes referred to as the "Big 5").

     The expertise of the IT professionals that we expect to provide should be on par with the consultants provided by the Big 5. However, the level of service we provide will not. The large competitors use vast resources and knowledge bases to take over large portions of a company's IT department. Their strength is that they can take over and completely handle large projects. Their weakness is that they sometimes take advantage of this and alienate a client's staff by pushing them out of the way. We will only be providing a limited number of consultants for more specific jobs.

     The temporary agencies have a totally different approach. They supply their clients with a large cross section of workers with different skills, and they do not specialize in a particular skill set. These agencies charge much lower fees than the Big 5 charge.

     Then there are the specialty shops that either service their customers at a high level or with a specific skill set. These shops do well and are more in line with what would be considered direct competition.

    Some of the specialty shops that we compete with in the Denver area include Practical Systems, Inc., Path Technology Management, TIP Enterprise Software Solutions, Travco Computer Services, and Compri Consulting. Two of the most important methods of competition are the timeliness in which consultants can be provided and the ability to provide the specialized expertise desired by the client. We believe that the network of consultants we have access to will allow us to compete favorably with the specialized shops in the Denver area in both timeliness of availability and area of expertise. This situation could change in the event that the demand for IT personnel increases significantly and the consultants we have access to accept full time employment.

EMPLOYEES

     We presently have only two employees, Rick Clark, our President, and one salesperson.

     We hired our salesperson in July 2002 and he works on a commission only basis. He devotes approximately 36 hours per week to the Company's business and he receives 17% of the net profits generated from his work. He has 2-1/2 years of experience in IT consulting and he knows IT hiring managers at various corporations in the Denver area. He is paid on a percentage of the net profit from the business he generates for us.

     We will hire or contract consultants based on requirements supplied to us by our clients. We will hire them based on need.

     We anticipate the need to hire an internal support person when we have approximately 15 consultants on billing.

OFFICE FACILITIES

     We currently operate out of our President's home which we use on a rent-free basis. Once our business has developed to the level where an office is justified, we will move into an executive office suite in the Denver Tech Center area. We believe that we will be able to obtain such an office because we have contacted several potential landlords to find out the availability and terms for such space. We expect to pay approximately $1,000 per month which will include the cost of the office and the services of a receptionist.

LEGAL PROCEEDINGS

     There are no pending material legal proceedings, and we are not aware of any threatened legal proceedings to which we may become a party.

                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and Officers of Technology Consulting Partners are as follows:

            NAME                    AGE     POSITIONS AND OFFICES HELD
            ----                    ---     --------------------------

Frederick R. ("Rick") Clark, Jr.    33      President and Director

James H. Watson, Jr.                39      Outside Director

     There is no family relationship between any Director or Executive Officer of Technology Consulting Partners.

     We presently have no committees.

     Set forth below are the names of all Directors and Executive Officers of Technology Consulting Partners, all positions and offices held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     RICK CLARK - PRESIDENT AND DIRECTOR. Mr. Clark has served as the President and a Director since September 2001 when Technology Consulting Partners was founded. From April 1997 until July 2001, he served as Vice President of Recruiting, Marketing, Information Technology and Secretary of DataTrend Information Systems, Inc., a national consulting company based in Denver. With his prior experience in the IT consulting field and as a technical recruiter, he was able to make key contributions that helped DataTrend grow to 165 employees and an annualized revenue of $24 million in four and one-half years. He was in large part responsible for establishing the core principles under which DataTrend operated and creating the corporate culture that allowed DataTrend to have a retention rate for employees of over 95% in the first three and one-half years. From 1995 to 1997, he was a Founder and President of Hemisphere Online LLC a private company that provided ISP and Internet Consulting Services in Denver, Boulder and Colorado Springs. Mr. Clark graduated with Honors from the University of Florida in 1991 with a Bachelor of Science Degree in Microbiology.

     JAMES H. WATSON, JR. - DIRECTOR. Mr. Watson has served as a Director since September 2001. He has served as President since December 2000 and as Chief Executive Officer and Chairman of the Board of Directors of 1st Net Technologies, Inc. since June 30, 1999. He has been a member of the 1st Net Board since 1997. Mr. Watson currently devotes 30-40% of his time to 1st Net's business. 1st Net's business is currently inactive and it is looking for a merger or acquisition candidate. Mr. Watson is Founder and General Managing Member of Entrepreneur Investments, LLC ("EI"), a private financial consulting firm that specialized in the unique needs of development stage companies. From 1996 through 2000, EI worked hand in hand with both public and private companies, assisting them with such critical issues as corporate capitalization, mergers/acquisitions, management placement, and business strategy. From 1995 to 1996, he was a Founder and Chief Operating Member of N8 Concepts, LLC, a private company that specialized in sports-related trademark licensing and event management. Mr. Watson serves on the Board of Directors of Nicklebys.com, an Internet art auction company. Mr. Watson graduated from the University of Tennessee at Chattanooga in 1985 with a Bachelor of Science Degree in Political Science.

     Our Directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

     The Officers of Technology Consulting Partners are elected by the board of directors at the first meeting after each annual meeting of our shareholders, and hold office until their death, or until they shall resign or have been removed from office.

     We presently have no audit, compensation or nominating committee.

     The date of our next annual meeting will be determined by our board of directors in accordance with Colorado law.

EXECUTIVE COMPENSATION

     The following tables set forth information regarding executive compensation for the our President and Chief Executive Officer. No other executive officer received any compensation for the period from October 1, 2001 through June 30, 2002.

                                SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                          --------------------------
                               ANNUAL COMPENSATION         AWARDS         PAYOUTS
                             -------------------------    -----------------  -------
                                                                    SECURI-
                                                                    TIES
                                                          RE-       UNDERLY-
                                                 OTHER    STRICT-   ING                ALL
                                                 ANNUAL   ED        OPTIONS           OTHER
NAME AND PRINCIPAL                               COMPEN-  STOCK     /SARs    LTIP     COMPEN-
     POSITION          YEAR  SALARY    BONUS     SATION   AWARD(S)  (NUMBER) PAYOUTS  SATION
------------------     ----  ------    -----     ------   --------  -------- -------  ------
Frederick R. Clark,    2002  $29,250*  $  0                                           $398,645(**)
 Jr, President and
 Chief Executive
 Officer
______________________

*  Our President is paid an annual salary of $39,000.

** During September 2001 Mr. Clark was issued 4,000,000 restricted shares of our common stock in exchange for services rendered and for $1,355 of out of pocket expenses.  See "Transactions with
   Management and Others" below.

            OPTION/SAR GRANTS IN NINE MONTHS ENDED JUNE 30, 2002

                                PERCENT OF
                              TOTAL OPTIONS/
                  OPTIONS/     SARs GRANTED       EXERCISE
                    SARs       TO EMPLOYEES       OR BASE      EXPIRATION
    NAME          (NUMBER)      IN PERIOD       PRICE ($/SH)      DATE
    ----          --------    --------------    ------------   ----------
Frederick R. Clark,
  Jr.               -0-           -0-             $-0-




               AGGREGATED OPTION/SAR EXERCISES IN NINE MONTHS ENDED
             JUNE 30, 2002, AND OPTION/SAR VALUES AS OF JUNE 30, 2002

                                             SECURITIES
                                             UNDERLYING      VALUE OF UNEXER-
                    SHARES                   UNEXERCISED      CISED IN-THE
                   ACQUIRED                   OPTIONS         MONEY OPTIONS/
                      ON                   SARs AT 3/31/02   SARs AT 3/31/02
                   EXERCISE     VALUE       EXERCISABLE/      EXERCISABLE/
    NAME           (NUMBER)    REALIZED     UNEXERCISABLE     UNEXERCISABLE
    ----           --------    --------    --------------    ---------------
Frederick R. Clark,
 Jr.                 -0-         -0-              -0-               -0-

                       SECURITY OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of August 15, 2002, the number and percentage of shares of our common stock owned by any person we know to be the owner of 5% or more of our common stock, all Directors and Executive Officers individually, and all Directors and Executive Officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                                                    PERCENT OF CLASS
                                          ---------------------------------
                           AMOUNT OF       PRIOR     AFTER THIS OFFERING(1)
NAME AND ADDRESS OF        BENEFICIAL     TO THIS    ----------------------
BENEFICIAL OWNER           OWNERSHIP      OFFERING     MINIMUM     MAXIMUM
-------------------        ----------     --------     -------     -------

Frederick R. Clark, Jr.    4,000,000        76.8%       75.0%      73.3%
9282 South Foxfire Lane
Highlands Ranch, CO 80129

James H. Watson, Jr.               0           0           0
1869 W. Littleton Blvd.
Littleton, CO  80120

All Directors and          4,000,000        76.8%       75.0%       73.3%
Executive Officers as
a Group (2 persons)


     There are no known agreements, the operation of which may at a subsequent date result in a change in control of Technology Consulting Partners.

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During September 2001, Rick Clark was issued a total of 4,000,000 restricted shares of the Company's common stock for services related to organizing the Company, preparing and researching a business plan and preparing a web site, and for $1,355 of out of pocket expenses incurred by Rick Clark in connection with the foregoing services. When the shares were issued, the Company's common stock had no reliable market value, and the value of the transaction could not be objectively measured since the services were rendered by a related party. Therefore, the Company valued the shares at $.10 per share based on the price of the private placement which the Company sold commencing on October 25, 2001.

     James H. Watson, Jr., one of Company's directors, is the managing member of Entrepreneur Investments, LLC, a consulting firm which performed consulting services for development stage companies from 1996 through 2000. There is no affiliation between the Company and Entrepreneur Investments, LLC other than the fact that Mr. Watson is a control person of each entity. There has been no transactions between the Company and Entrepreneur Investments, and there will be no future transactions between these two entities.

     Mr. Watson was personally involved in the formation of the Company and therefore he may be considered as a promoter of the Company.

                          DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital stock of Technology Consulting Partners consists of 50,000,000 shares of common stock, no par value. All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all the Directors.

     Upon liquidation, dissolution or winding up of Technology Consulting Partners, our assets, after the payment of liabilities and any liquidation preferences on outstanding preferred stock, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.


     Holders of common stock are entitled to share equally in dividends when, as and if declared by the board of directors of Technology Consulting Partners, out of funds legally available therefor. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

TRANSFER AND WARRANT AGENT

     Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, serves as our Transfer Agent.

REPORTS TO STOCKHOLDERS

     We plan to furnish our stockholders for each fiscal year with an annual report containing financial statements audited by its independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate.

PREFERRED STOCK

     Technology Consulting Partners is authorized to issue 10,000,000 shares of Preferred Stock, no par value. The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors may determine by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders. Unless the nature of a particular transaction and applicable statutes require such approval, the board of directors has the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the affect of delaying or preventing a change in control of Technology Consulting Partners without any further action by shareholders. As of the date of this Prospectus, no Preferred Stock is issued or outstanding.

                             TERMS OF OFFERING

     This offering is being conducted by Rick Clark and James Watson, Officers and Directors of Technology Consulting Partners, on a "best efforts," 125,000 share minimum, 250,000 share maximum basis, at an offering price of $.20 per Share. No one has made any commitments to purchase any or all of the shares. A commission will not be paid to us or to Messrs. Clark or Watson for sales effectuated by them.

     All proceeds from subscriptions will be deposited by noon of the first business day following receipt into an escrow account with Colorado Business Bank, Denver, Colorado, as Escrow Agent pursuant to an Escrow Agreement between Technology Consulting Partners and such Escrow Agent. After the sale of the initial 125,000 shares, the remaining 125,000 shares will be offered on a "best efforts" basis, but without any required escrow, until 90 days after the date of this Prospectus, unless extended an additional 90 days, or such earlier date as all such 250,000 shares are sold or we determine in our sole discretion to discontinue the offering. Once 125,000 shares have been sold, we may elect to have an initial closing to disburse the proceeds to us. We may then elect to continue the offering until the maximum 250,000 shares have been sold or the offering period is terminated. All checks for our shares should be made payable to "Colorado Business Bank, Escrow Agent for Technology Consulting Partners, Inc." In the event the minimum 125,000 shares are not sold within the 90-day period (subject to the 90-day extension period described above), funds will be refunded promptly to the subscribers in full without deduction therefrom or interest thereon. During the 90-day offering period and any extension, no subscriber will be entitled to a refund of any subscription.

     Messrs. Clark and Watson will contact individuals with whom they have a preexisting business or personal relationship and will offer to sell them our common stock. They will provide potential investors with a copy of the prospectus and a subscription agreement, answer questions about the offering and then collect the executed subscription agreements and checks. These will then be provided to the escrow agent for the offering.


PURCHASE OF SHARES BY OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

     Our Officers and Directors and persons associated with them may buy some of the shares. While it is anticipated that Officers and Directors may purchase up to 20% of the shares sold, such purchases may not be made in a manner inconsistent with a public offering of our shares. Such purchases could be made in order to reach the required offering amount. Any securities purchased by Officers and Directors will be purchased for investment purposes only and not for the purpose of redistribution. No proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including Officers and Directors, to purchase the shares offered.

     To the extent such persons purchase shares in the offering, the number of shares required to be purchased by the general public such that the amount for closing is reached will be reduced by like amount. Purchases by Officers and Directors of up to 20% of the shares sold will result in management increasing its control of Technology Consulting Partners. Consequently, this offering could close with a substantially greater percentage of shares being held by present shareholders and with lesser participation by the public than would otherwise be the case. All purchases by management and their affiliates must be on the same terms as purchases by public investors.

PRICING THE OFFERING

     There is no public market for our shares and there is no assurance that a market will develop following the offering. The offering price of the shares was determined by us with no recognized criteria of value, including our current financial condition and its net tangible book value. In determining the offering price and the number of shares to be offered, we considered such factors as our limited operating history and general conditions of the securities market. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of Technology Consulting Partners. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value.

     Inasmuch as we are offering the shares and a principal underwriter was not retained for such purpose, our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in such offerings. Thus, subscribers are subject to an increased risk that the price of our securities has been arrived at arbitrarily.

     Our decision not to retain a principal underwriter for this offering may have an adverse effect on the development of a market in our shares. While management expects to contact several brokerage films in order to interest them in making a market in our securities, there is no assurance management will be successful in obtaining marketmakers for our securities. Moreover, even if such efforts are successful, there is no assurance an active market will develop in our securities such that subscribers will be able to resell their shares following this offering. Our securities will not be eligible for listing on the NASDAQ system and, consequently, trading in our securities, if any, will be limited to the OTC Bulletin Board or the "pink sheets" maintained by the National Quotation Bureau, Inc. which reports quotations by brokers or dealers making a market in particular securities.

                                 LEGAL MATTERS

     The legality of the securities of Technology Consulting Partners offered will be passed on for us by Krys Boyle, P.C., 600 17th Street, Suite 2700 South Tower, Denver, Colorado 80202.

                                    EXPERTS

     The financial statements of Technology Consulting Partners included in this Prospectus, to the extent and for the periods indicated in their report, have been audited by Cordovano and Harvey, P.C., Certified Public Accountants, and are included herein in reliance on the authority of such firm as experts in accounting and auditing in giving such reports.

                           ADDITIONAL INFORMATION

     A Registration Statement on Form SB-2, including amendments thereto, relating to the securities offered hereby has been filed by Technology Consulting Partners with the Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Technology Consulting Partners and the securities offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http://www.sec.gov).

     No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                      TECHNOLOGY CONSULTING PARTNERS, INC.

                            FINANCIAL STATEMENTS


                                                                   Page

Report of Independent Auditors .................................    F-2

Balance Sheet at June 30, 2002 .................................    F-3

Statement of Operations for the period from October 1, 2001
  (inception) through June 30, 2002 ............................    F-4

Statement of Changes in Shareholders' Equity for the period
  from October 1, 2001 (inception) through June 30, 2002 .......    F-5

Statement of Cash Flows for the period from October 1, 2001
  (inception) through June 30, 2002 ............................    F-6

Notes to Financial Statements ..................................    F-7

                         Report of Independent Auditors



The Board of Directors and Shareholders
Technology Consulting Partners, Inc.:


We have audited the accompanying balance sheet of Technology Consulting Partners, Inc. as of June 30, 2002, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from October 1, 2001 (inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Consulting Partners, Inc. as of June 30, 2002, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from October 1, 2001 (inception) through June 30, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
August 23, 2002

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)
                                Balance Sheet

                                June 30, 2002


                                    Assets

Cash ......................................................   $  70,035
                                                              =========

                     Liabilities and Shareholders' Equity

Accounts payable ..........................................   $     313
Accrued liabilities .......................................       3,840
                                                              ---------
     Total liabilities ....................................   $   4,153
                                                              ---------

Shareholders' equity (Notes 2 and 3):
  Preferred stock, no par value; 10,000,000 shares
   authorized, -0- shares issued and outstanding ..........        --
  Common stock, no par value; 50,000,000 shares
   authorized, 5,207,500 shares issued and outstanding.....    515,750
  Additional paid-in capital ..............................        900
  Deficit accumulated during development stage ............   (450,768)
                                                              --------
     Total shareholders' equity ...........................     65,882
                                                              --------
                                                              $ 70,035
                                                              ========






















See accompanying notes to financial statements.

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)
                            Statement of Operations

                                                          October 1, 2001
                                                            (Inception)
                                                              Through
                                                           June 30, 2002
                                                          ---------------

Operating expenses:
  Stock-based compensation (Note 2):
   Employee services ...................................     $ 400,000
  Salaries and payroll taxes ...........................        33,398
  Contributed rent (Note 2) ............................           900
  Professional fees ....................................        11,882
  Interest income ......................................          (344)
  Other general and administrative costs ...............         4,932
                                                             ---------
     Loss before income taxes ..........................      (450,768)

  Income tax provision (Note 4) ........................          --
                                                             ---------
     Note loss .........................................     $(450,768)
                                                             =========

Basic and diluted loss per share .......................     $   (0.09)
                                                             =========

Weighted average common shares outstanding .............     4,966,000
                                                             =========


























See accompanying notes to financial statements.

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity


                                                                            Deficit
                                                                          Accumulated
                      Preferred Stock     Common Stock       Additional     During
                      ---------------  -------------------    Paid-in     Development
                      Shares  Amount    Shares     Amount     Capital        Stage        Total
                      ------  ------   ---------  --------   ----------   -----------  -----------
Balance at
 October 1, 2001
 (inception)            --    $ --         --     $  --        $  --      $    --      $    --

October 2001,
 common stock
 issued to officer
 in exchange for
 services ($.10/
 share) (Note 2)        --      --     4,000,000   400,000        --           --        400,000

November 2001,
 sale of common
 stock pursuant
 to a private
 placement offer-
 ing, net of
 offering costs
 of $5,000 ($.10/
 share) (Note 3)         --      --     1,207,500   115,750        --           --        115,750
Rent contributed
 by an officer
 (Note 2)                --      --          --        --           900         --            900

Net loss                 --      --          --        --          --       (450,768)    (450,768)
                      ------  ------   ---------  --------   ----------   -----------  -----------
Balance at
 June 30, 2002           --   $  --    5,207,500  $515,750   $      900   $ (450,768)  $   65,882
                      ======  ======   =========  ========   ==========   ===========  ===========















See accompanying notes to financial statements.

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)

                            Statement of Cash Flows

                                                          October 1, 2001
                                                            (Inception)
                                                              Through
                                                           June 30, 2002
                                                          ---------------
Cash flows from operating activities:
 Net loss ..............................................    $(450,768)
 Adjustments to reconcile net loss to net cash
  used by operating activities:
   Common stock issued in exchange for services
    (Note 2) ...........................................      400,000
   Rent contributed by an officer (Note 2) .............          900
   Changes in operating assets and liabilities:
    Accounts payable and accrued liabilities ...........        4,153
                                                            ---------
         Net cash (used in) operating activities .......    $ (45,715)
                                                            ---------

Cash flows from financing activities:
 Proceeds from sale of common stock ....................      120,750
 Payments for offering costs ...........................       (5,000)
                                                            ---------
         Net cash provided by financing activities .....      115,750
                                                            ---------
         Net change in cash ............................       70,035

Cash, beginning of period ..............................         --
                                                            ---------
Cash, end of period ....................................    $  70,035
                                                            =========

Supplemental disclosure of cash flow information:
 Income taxes ..........................................    $    -
                                                            =========
 Interest ..............................................    $    -
                                                            =========














See accompanying notes to financial statements.

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)

                          Notes to Financial Statements


(1)  NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

Technology Consulting Partners, Inc. (the "Company") was incorporated on
September 18, 2001.   The Company had no activity from September 18, 2001
through September 30, 2001.

The Company intends to contract experienced Information Technology ("IT") professionals and enter into agreements with clients whereby the Company would provide IT services and expertise through the outsourcing of these professionals.

Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, and dependence upon strategic alliances. The Company's future success will be dependent upon its ability to create and provide effective and competitive consulting services and the Company's ability to develop and provide new services that meet customers changing requirements; including the effective use of leading technologies to continue to enhance its current services and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

DEVELOPMENT STAGE COMPANY

The Company is in the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards ("SFAS") No. 7 Accounting and Reporting by Development Stage Enterprises.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at June 30, 2002.

OFFERING COSTS

The Company incurred legal fees related to the preparation of its private placement memorandum. Such costs were initially deferred until the offering was completed, at which time they were recorded as a reduction of gross proceeds from the offering.

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)

                          Notes to Financial Statements
                                  (Continued)

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts payable and accrued liabilities. At June 30, 2002, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, Accounting for Stock Issued to Employees and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB Opinion 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123.

YEAR-END

The Company's fiscal year-end in September 30.

(2)  RELATED PARTY TRANSACTIONS

An officer provided free office space to the Company for the period presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent with a corresponding credit to additional paid-in capital.

During October 2001, the Company issued 4,000,000 shares of it's no par value restricted common stock to an officer of the Company in exchange for business planning and organization services. On the transaction date, the Company's common stock had no reliable market value. The value of the transaction could not be objectively measured as the services were rendered by related parties. The Company valued the shares at $.10 per share based on contemporaneous stock issuances to unrelated third parties. Stock-based compensation expense of $400,000 was recognized in the accompanying financial statements for the period ended June 30, 2002.

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)

                          Notes to Financial Statements
                                  (Continued)

(3)  SHAREHOLDERS' EQUITY

PREFERRED STOCK

The Board of Directors is authorized to issue shares of preferred stock in series and to fix the number of shares in such series as well as the designation, relative rights, powers, preferences, restrictions, and limitations of all such series. The Company had no preferred shares issued and outstanding at June 30, 2002.

PRIVATE PLACEMENT OFFERING

Commencing November 2001, the Company conducted a private placement offering whereby it sold 1,207,500 shares of its no par value common stock for $.10 per share pursuant to an exemption from registration claimed under sections 4(2) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated thereunder. The shares were sold through the Company's officers and directors. The Company received net proceeds of $115,750 after deducting offering costs of $5,000. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering.

(4)  INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows for the period from October 1, 2001 (inception) through June 30, 2002:

     U.S. Federal statutory graduated rate .....       34.00%
     State income tax rate, net of federal
      benefits .................................        3.06%
     Permanent differences .....................       -0.14%
     Net operating loss for which no tax
      benefit is currently available ...........      -36.92%
                                                      ------
                                                        0.00%
                                                      ======

At June 30, 2002, deferred tax assets consisted of a net tax asset of $165,612, due to operating loss carryforwards of $446,926, which was fully allowed for, in the valuation allowance of $165,612. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the period ended June 30, 2002 totaled $165,612. The current tax benefit also totaled $165,612 for the period ended June 30, 2002. The net operating loss carryforward expires through the year 2022.

                      TECHNOLOGY CONSULTING PARTNERS, INC.
                         (A Development Stage Company)

                          Notes to Financial Statements
                                  (Continued)

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) The Company has the power under the Colorado Business Corporation Act to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee, fiduciary, or agent of the Company or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the Company such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company but no indemnification shall be made if such person was adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company unless and to the extent the court in which such action or suit was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     (b) The Articles of Incorporation and Bylaws of the Company generally allow indemnification of Officers and Directors to the fullest extent allowed by law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

     SEC Filing Fee ................................ $     4.60
     Printing Expenses .............................     500.00
     Accounting Fees and Expenses ..................   2,000.00
     Legal Fees and Expenses .......................  10,000.00
     Blue Sky Fees and Expenses ....................     500.00
     Miscellaneous .................................   1,995.40
                                                     ----------

          Total .................................... $15,000.00
                                                     ==========

                                    II-1




ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During its past three fiscal years, the Registrant issued securities which were not registered under the Securities Act of 1933, as amended (the "Act"), as follows.

     During September 2001, the Company issued 4,000,000 shares of common stock to Frederick R. Clark, the President and a director of the Company, for out-of-pocket expenses of $1,355 paid by Mr. Clark and services valued at approximately $398,645. No underwriter or placement agent was involved in the sale and no commissions were paid. With regard to this sale, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the appropriate restrictive legend was placed on the face of the certificates.

     During November 2001 to March 2002, the Company sold in a private placement 1,207,500 shares of common stock to 19 accredited investors, at an offering price of $.10 per share, for an aggregate of $120,750 in cash. No underwriter or placement agent was involved in the sales and no commissions were paid. The sales were made in reliance on the exemption from registration offered by Section 4(2) of the Securities Act of 1933. The investors were all personal friends or business associates of either Frederick R. Clark or James Watson. The Company had reasonable grounds to believe that these persons (1) were acquiring the shares for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. Each investor received a private placement memorandum and each investor completed a subscription agreement. An appropriate restrictive legend is noted on the certificates representing such shares, and stop-transfer instructions have been noted in the Company's transfer records.

ITEM 27.     EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

EXHIBIT
NUMBER    DESCRIPTION                         LOCATION
-------   -----------                         --------

  3       Restated Articles of                Previously filed
          Incorporation and Bylaws

  5       Opinion of Krys Boyle Freedman      Previously filed
          Graham Sawyer Terry & Moore, P.C.
          regarding the legality of the
          securities being registered

 10.1     Escrow Agreement with               Previously filed
          Colorado Business Bank

 21       Subsidiaries of the                 Previously filed
          Registrant

 23.1     Consent of Krys Boyle Freedman      Contained in Exhibit 5
          Graham Sawyer Terry & Moore,
          P.C.

                                    II-2


 23.2     Consent of Cordovano and Harvey     Previously filed
          P.C., Certified Public
          Accountants

ITEM 28.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of October 2002.

                                    TECHNOLOGY CONSULTING PARTNERS, INC.



                                    By:/s/ Frederick R. Clark, Jr.
                                       Frederick R. Clark, Jr., President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                     TITLE                   DATE



/s/ Frederick R. Clark, Jr.       President, Treasurer      October 16, 2002
Frederick R. Clark, Jr.           Principal Financial
                                  and Accounting Officer)
                                  and Director


/s/ James H. Watson, Jr.          Director                  October 16, 2002
James H. Watson, Jr.